                                                                Exhibit 3.1 (AG)


                          CERTIFICATE OF INCORPORATION

                                       of

                             STANDARD BANANA COMPANY



         FIRST. The name of the corporation is STANDARD BANANA COMPANY.

         SECOND. Its principal office in the State of Delaware is located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington 99, Delaware.

         THIRD. The nature of the business of the corporation, which may be transacted anywhere in the world, is:

         1 - To carry on a general fruit-jobbing business.

         2 - To engage in general mercantile, manufacturing and agricultural operations in all of their phases, and in all activities directly or indirectly appurtenant thereto; and to produce, process, deal in, transport, distribute, forward, import and export agricultural and other raw, processed and mercantile products and articles and animals and animal products.

         3 - To operate parking lots, and to own, operate and dispose of parking facilities.

         4 - To acquire, hold, use and dispose of patents, patent rights, copyrights, trademarks and trade names.

         5 - Generally, to engage in all activities, businesses, occupations and enterprises permitted by law to corporations; and to do each and every thing suitable or incidental to the accomplishment of any one or more of the objects herein enumerated, or which shall at any time appear conducive to, or expedient for, the benefit of the corporation.

         The foregoing clauses shall be construed liberally, and it is hereby expressly provided that the foregoing enumeration shall not be held to limit or restrict, in any manner, the nature of the corporation's business or the powers of the corporation.

         FOURTH. The total number of shares of stock which the corporation shall have authority to issue is two hundred fifty (250) and the par value of each share is one hundred ($100) dollars, amounting in the aggregate to twenty-five thousand ($25,000) dollars.

         FIFTH. The minimum amount of capital with which the corporation will commence business is one thousand ($1000) dollars.

         SIXTH. The names and places of residence of the incorporators are as follows:

            NAMES                                RESIDENCES
        H. K. Webb                           Wilmington, Delaware
        H. C. Broadt                         Wilmington, Delaware
        A. D. Atwell                         Townsend, Delaware

         SEVENTH. The corporation is to have perpetual existence.

         EIGHTH. The private property of the shareholders shall not be subject to the payment of corporate debts to any extent whatever.


         NINTH. In furtherance, and not in limitation, of the powers conferred by statute, the board of directors is expressly authorized:

                  To make, alter or repeal the by-laws of the corporation, including those fixing their own qualifications, compensation and terms of office.

                  To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

         TENTH. The books of the corporation may be kept (subject to any provision of law) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by ballot unless the by-laws of the corporation shall so provide.

         ELEVENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

         WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunder set our hands and seals this 21st day of March, A. D. 1955.



                                    /s/ H. K. Webb

                                    /s/ H. C. Broadt

                                    /s/ A. D. Atwell




STATE OF DELAWARE     )
                      )  ss:
COUNTY OF NEW CASTLE  )


         BE IT REMEMBERED that on this 21st day of March, A. D. 1955, personally came before me, a Notary Public for the State of Delaware, H. K. Webb, H. C. Broadt and A. D. Atwell, all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts therein stated are truly set forth.

            GIVEN under my hand and seal of office the day and year aforesaid.

                                    /s/ M. Ruth Mannering

                                    Notary Public

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                             STANDARD BANANA COMPANY

                         (STANDARD FRUIT SALES COMPANY)



      R. BRUCE PASCHAL, president, and ROBERT M. MOORE, secretary, of STANDARD BANANA COMPANY, hereby certify that:


      1 - The certificate of incorporation of STANDARD BANANA COMPANY has been amended by changing the corporate name to STANDARD FRUIT SALES COMPANY and this amendment is to be effected by changing the FIRST article of the certificate of incorporation to read:

      "FIRST. The name of the corporation is

      STANDARD FRUIT SALES COMPANY."


      2 - In lieu of a meeting and vote of the stockholders, all of the stockholders having voting power have given their written consent to the amendment, in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

      3 - The capital of the company will not be reduced under or by reason of said amendment.

      New Orleans, Louisiana, January 8, 1971.

                                    STANDARD BANANA COMPANY


                                    By:      /s/ R. Bruce Paschal
                                             --------------------------
                                             R. Bruce Paschal, President

                                    Attest:  /s/ Robert M. Moore
                                             -------------------------
                                             Robert M. Moore, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                          STANDARD FRUIT SALES COMPANY



      R. Bruce Paschal, President, and Robert M. Moore, Secretary of Standard Fruit Sales Company, hereby certify that:

         (1) The certificate of incorporation of Standard Fruit Sales Company has been amended to change the corporate name to Castle & Cooke Food Sales Company, and this amendment has been effected by changing the First Article of the certificate of incorporation to read as follows:

         "FIRST. The name of the corporation is

         CASTLE & COOKE FOOD SALES COMPANY."

         (2) All of the stockholders have consented in writing to this amendment in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

         (3) The capital of the corporation will not be reduced by reason of said amendment.

      IN WITNESS WHEREOF we have executed this certificate and affixed the seal of the corporation in San Francisco, California, on this 6th day of June, 1973.

                                    /s/ R. Bruce Paschal
                                    ------------------------------------
                                    R. Bruce Paschal, President


                                    /s/ Robert M. Moore
                                    ------------------------------------
                                    Robert M. Moore, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        CASTLE & COOKE FOOD SALES COMPANY



      WILLIAM J. CRUM, President, and ROBERT R. NIELSEN, Secretary of Castle & Cooke Food Sales Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certify that:

      (1) The certificate of incorporation of Castle & Cooke Food Sales Company has been amended by resolution of its Board of Directors to change the corporate name to DOLE EUROPE COMPANY, and this amendment has been effected by changing the first article of the certificate of incorporation to read as follows:

            "FIRST.  The name of the corporation is
                     DOLE EUROPE COMPANY."

      (2) All of the stockholders have consented in writing to this amendment in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

      (3) The capital of the corporation will not be reduced by reason of said amendment.

      IN WITNESS WHEREOF, we have executed this certificate and affixed the seal of the corporation in San Francisco, California, on this 25th day of September, 1984.

                                    /s/ William J. Crum
                                    ------------------------------------
                                    WILLIAM J. CRUM, President



                                    /s/ Robert R. Nielsen
                                    ------------------------------------
                                    ROBERT R. NIELSEN, Secretary

                                 ACKNOWLEDGMENT


STATE OF CALIFORNIA      )
                           ss.:
COUNTY OF SAN FRANCISCO  )


      On this 15th day of October , 1984, personally came before me, William J. Crum, President of Castle & Cooke Food Sales Company, a corporation of the State of Delaware, party to the foregoing certificate, known to me personally to be such, and acknowledged the said certificate to be his own act and deed, and the act and deed of said corporation; that his signature is in his own proper handwriting; that the seal affixed is the corporate seal of said corporation and that his act of sealing, executing and delivering said certificate was duly authorized by resolution of the directors of said corporation and that the facts stated therein are true.

      SUBSCRIBED AND SWORN to before me on the date aforesaid.

                                    /s/ Dorothy F. Furtado
                                    ----------------------------------
                                    Notary Public, State of California

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT



It is hereby certified that:


1. The name of the corporation is (hereinafter called the "corporation") is DOLE EUROPE COMPANY


2. The registered office of the corporation within the State of Delaware is hereby changed to 229 South State Street, City of Dover 19901, County of Kent.


3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.


4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.



Signed on April 18, 1988.

                                    /s/ David A. De Lorenzo
                                    ------------------------------------------
                                    David A. De Lorenzo   -  President


Attest:


  /s/ Alan B. Sellers
------------------------------
  Alan B. Sellers-Secretary

                                DEL. - C.A.-D.